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                                                                     EXHIBIT 5.1


                                July 19, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  Silicon Gaming, Inc.
             Registration Statement on Form S-1

Ladies & Gentlemen:

        As counsel to Silicon Gaming, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with a proposed issuance and sale by the Company of up to 3,500,000 shares of its common stock, par value $0.001 ("Common Stock") pursuant to the Company's Registration Statement on
Form S-1 filed with the Securities and Exchange Commission on or about
May 30, 1996 (the "Registration Statement"), as amended.

        We have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        Based on such examination, we are of the opinion that the 4,025,000 shares of Common Stock to be issued and sold by the Company (of which up to 525,000 shares are to be issued to cover over-allotments, if any) are duly authorized shares of Common Stock and, when issued against payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference in the Registration Statement of our opinion set forth as Exhibit 7.1 to the Company's Form 10 Registration Statement (No. 0-28294) and to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.


                                       Respectfully submitted,



                                       GRAY CARY WARE & FREIDENRICH
                                       A Professional Corporation